EXHIBIT 9 (f)

                          GOODWIN, PROCTER & HOAR LLP
                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881

                                                     TELEPHONE (617) 570-1000
                                                    TELECOPIER (617) 523-1231


                                  May 11, 1999

USAA Mutual Fund, Inc.
USAA Building
9800 Fredericksburg Road
San Antonio, Texas  78288-0227

Gentlemen:

         As counsel to USAA Mutual Fund, Inc. (the "Company"), a Maryland corporation, we have been asked to render our opinion with respect to the valid issuance of shares of capital stock, $.01 par value per share, classified as shares of the Intermediate-Term Bond Fund, High-Yield Opportunities Fund and Small Cap Stock Fund (the "Shares") of the Company which have been established and designated in Articles Supplementary to the Articles of Incorporation, as amended (collectively, the "Articles"), all as more fully described in the prospectuses and statement of additional information contained in Post-Effective Amendment No. 51 (the "Amendment") to Registration Statement No. 2-49560 (the "Registration Statement") filed by the Company.

         We have examined the Articles of the Company, the By-Laws of the Company, the minutes of certain meetings of the Board of Directors of the Company, the prospectuses and statement of additional information contained in the Amendment and such other documents, records and certificates as we deemed necessary for the purposes of this opinion.

         Based upon the foregoing, and assuming that not more than 100,000,000 shares of the Intermediate-Term Bond Fund, 100,000,000 shares of the High-Yield Opportunities Fund and 100,000,000 shares of the Small Cap Stock Fund will be issued and outstanding at any time, we are of the opinion that the Shares will, when sold in accordance with the terms of the prospectuses and statement of additional information relating to the Shares in effect at the time of the sale, be legally issued, fully paid and non-assessable.

         We also hereby consent to the reference to this firm in the statements of additional information under the heading "General Information--Counsel" which form a part of the Amendment and to a copy of this opinion being filed as an exhibit to the Amendment.

                                               Very truly yours,

                                               /s/ GOODWIN, PROCTER & HOAR  LLP
                                               --------------------------------
                                               GOODWIN, PROCTER & HOAR  LLP
DOCSC\751508.1